UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2019

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700

Pasadena, CA 91105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	ARWR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2019, Arrowhead Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Jefferies LLC and Piper Jaffray & Co., as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell up to 4,600,000 shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), including 600,000 shares (the “Optional Shares”) that may be sold pursuant to an option granted to the Underwriters. On December 4, 2019, the Underwriters exercised their option to purchase all 600,000 Optional Shares. The Shares were offered and sold at a public offering price of $58.00 per Share, and were purchased by the Underwriters from the Company at a price of $54.52 per Share.

The Company estimates that net proceeds from the offering will be approximately $250.6 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

The offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-235324), which was previously filed with the Securities and Exchange Commission.

The offering closed on December 6, 2019. Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 3, 2019, among Arrowhead Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC, Jefferies, LLC, and Piper Jaffray & Co., as representatives of the underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2019

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer